AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT ("**Agreement**") is effective as of February 9, 2009 ("**Effective Date**") by and between **BRIDGE AINA LE'A, LLC**, a Hawaii limited liability company ("**Seller**"), **RELCO CORP.**, a Nevada corporation ("**Relco**"), and **DW AINA LE'A DEVELOPMENT, LLC**, a Nevada limited liability company ("**Buyer**"). Seller and Buyer are hereinafter sometimes referred to collectively as the "**Parties**" and individually as a "**Party.**"

BACKGROUND INFORMATION

WHEREAS, Seller is the owner in fee simple of those certain six lots identified by Tax Map Key Numbers (3) 6-8-001: 025, 036, 037, 038, 039 and 040, comprising Lots A-1, B-1, C-1, D-1, E-1 and F-1 (sometimes collectively referred to as the **"Overall Property")** located at Waikoloa, South Kohala, Island and County of Hawaii, State of Hawaii.

WHEREAS, said Lots are shown on and legally described in File Plan No. 1919 ("**File Plan**") recorded on January 26, 1988 in the Bureau of Conveyances of the State of Hawaii (**"Bureau"**), as amended by Owner's Affidavit dated January 17, 2006 and recorded in the Bureau as Document No. 2006-012590.

WHEREAS, attached to said Owner's Affidavit is Surveyor's Affidavit dated December 7, 2005 recorded in the Bureau as Document No. 2005-253830, and attached to said Surveyor's Affidavit is Final Subdivision Approval No. SUB-04-000077, the Final Plat Map and the metes and bounds descriptions for said Lots as approved by the Planning Department of the County of Hawaii by letters dated September 8, 2005 and November 23, 2005. The File Plan, as amended by the attached Owner's Affidavit inclusive of attached Surveyor's Affidavit, is sometimes called the **"File Plan Amendment."**

WHEREAS, substantially all of Lots A-1 and F-1, herein sometimes collectively referred to as the "**Ag Land**", are within the Land Use Boundary for the "Agricultural District" as established by the State of Hawaii, and substantially all of Lots B-1 thru E-1, inclusive, comprising 1092.542 acres, more or less, and herein sometimes collectively referred to as the **"Urban Land"**, have been reclassified from "Agricultural District" to "Urban District" by the Land Use Commission of the State of Hawaii **("Commission")** by Decision and Order in Docket No. A87-617 dated January 17, 1989, as amended several times ("**D/O**"), which amended D/O is stated in an Amended and Restated Certificate and Consent made by Seller dated January 20, 2006 and recorded in the Bureau on February 2, 2006 as Document No. 2006-021470 (**"Amended and Restated Certificate and Consent"**).

WHEREAS. substantially all of Lots C-1 and E-1, herein sometimes collectively referred to as the "**Retail Property**", have been zoned for commercial use, and substantially all of Lots B-1 and D-1, herein sometimes collectively referred to as the **"Residential Property"**, have been zoned for residential and golf course use, by the County of Hawaii by its Zoning Ordinance No.

96-153, as modified by the non-significant changes adopted on November 29, 2000 (**"Zoning Ordinance"**).

WHEREAS, Seller is also the owner in fee simple of three (3) well sites identified as Tax Map Key Numbers: (3) 6-2-001: 087, 088 & 089 (**"Ouli Wells"**) located about five (5) miles from the Overall Property at Ouli, District of South Kohala, Island and County of Hawaii, State of Hawaii.

WHEREAS, Seller and Relco entered into that certain Purchase and Sale Agreement effective October 1, 2008 (**"PSA"**) relative to the subject matter of this Agreement.

WHEREAS, the PSA provided for the assignment of Relco's interests in the PSA to Buyer on Seller's consent, and the Parties and Relco, by their signatures hereto, do hereby acknowledge and agree that the PSA has been and is so assigned by Relco to Buyer upon and subject to the terms and conditions of this Agreement;

WHEREAS, the Parties wish to amend and restate the PSA in its entirety, and the Parties, by their signatures hereto, do acknowledge and agree that this Agreement sets forth the entire amended and restated agreement of the Parties with respect to the matters set forth herein;

WHEREAS, Seller is in the process of making, and, subject to the provisions of this Agreement otherwise authorizing Buyer with respect to the Urban Land, reserves the right and will continue from and after the Effective Date to make, various arrangements with respect to the Overall Property and the Ouli Wells and their development, including without limitation: **(1)** provisions for utilities service; **(2)** contracts with design professionals, land planners, contractors, and other third parties; and **(3)** the refinement of the Aina Le'a Master Plan for the Overall Property prepared by Architects Hawaii Ltd., dated March 2004, as revised by PBR Hawaii up to and including a draft Conceptual Master Plan dated August 13, 2007 (**"Revised Master Plan"**), including but not limited to revisions to address the possibility of:

a) increasing the density and number of residential units on the Urban Land pursuant to Section 201H of the Hawaii Revised Statutes and Section 11-8 of the County of Hawaii Code;
b) locating the sewage treatment plant within the buffer on the Ag Land;
c) locating the undeveloped land to be dedicated as a school site on the Ag Land; and
d) locating a park site to be dedicated to the County on the Ag Land.

WHEREAS, the Parties contemplate that the interests of Buyer under this Agreement will be assigned, no later than the first Closing as defined herein, to Island Vistas LLC, a Hawaii limited liability company (**"Venture"**), all upon and subject to the terms and conditions of this Agreement, whereupon the term "Buyer" shall mean and refer to Venture.

WHEREAS, in order to provide consistency in the development of the Overall Property, and pursuant and subject to the terms and conditions of this Agreement, the Parties contemplate: (a) the conveyance of the Urban Land to Buyer; (b) a Joint Development Agreement (**"JDA"**) between Seller as the owner of the Ag Land and Buyer as the owner of the Urban Land; (c) a lease

of the Ouli Wells to Buyer together with certain rights, responsibilities, and obligations appurtenant thereto or otherwise necessary to develop the Ouli Wells to provide potable water for the development of the Overall Property ("**Ouli Wells Lease**"); and (d) bills of sale conveying to Buyer ownership of certain personal property and other intangible rights appurtenant to or otherwise accompanying the Urban Land and/or the Ouli Wells.

WHEREAS, Seller and Buyer desire that, pursuant and subject to the terms and conditions of this Agreement, Seller convey to Buyer: (a) a fee simple interest in the Residential Property; (b) a fee simple interest in the Retail Property; (c) a leasehold interest in the Ouli Wells and certain associated agreements; (d) a fee simple interest, upon subdivision as and when set forth herein, in the Affordable Housing Parcel (as defined in Paragraph 2.A below); and (e) a fee simple interest, upon subdivision as and when set forth herein, in the Additional Urban Land (as defined in Paragraph 2.B below) (all of which Residential Property, Retail Property, Ouli Wells Lease, Affordable Housing Parcel and Additional Urban Land is referred to herein collectively as the "**Property**".

WHEREAS, the Parties acknowledge and agree that Buyer has completed its due diligence review of the Property and the Parties have agreed upon the form and content of various documents and instruments including the following, copies of which are attached to this Agreement:

I. A separate JDA between Seller and Buyer for the joint development, construction, operation, maintenance and use of certain facilities that will benefit and service both the Property to be owned by Buyer and the Ag Land which Seller will continue to own, including, without limitation, water supply, sewage treatment, electrical and sewer utilities, pedestrian and vehicular roadways and access easements and the creation of one or more separate utility companies, and to address other matters affecting both the Property and the Ag Land;

II. The Affordable Housing Parcel Deed, Residential Property Deed and Retail Property Deed as defined herein;

III. The Ouli Wells Lease; and

IV. The Bill of Sale as defined herein.

NOW, THEREFORE:

In consideration of the mutual covenants contained herein, together with other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions herein set forth.

1. EXHIBITS.

A. The following exhibits ("**Exhibits**") are completed and attached to this Agreement and made a part hereof by reference as of the Effective Date; provided, however, that, concurrently with the conveyance by Seller to Buyer of any Property and the fulfillment by the Parties of any

and all related obligations as and when set forth in this Agreement (which transaction is referred to as a "**Closing**"), the Parties shall supplement this Agreement to confirm and update as applicable each Exhibit:

No.	**Exhibit Completed and Attached as of the Effective Date–Description**
[1]	File Plan Amendment, subject to revision to correct reference to Royal Patent Number.
[2]	Amended and Restated Certificate and Consent.
[3]	Zoning Ordinance, subject to supplementation, if any.
[4]	Revised Master Plan.
[5]	Title Commitments and Policies as follows (all of which shall be updated as of the relevant Closing):

5.1 Commitment dated January 7, 2009 (amended) from Stewart Title Guaranty Company (**"Title Company"**) for the issuance at Closing of an ALTA Owners Policy for the Residential Property (**"Residential Property Title Commitment"**), together with a pro forma of said Policy (**"Residential Property Pro Forma Title Policy"**).

5.2 Commitment dated January 7, 2009 (amended) from the Title Company for the issuance at Closing of an ALTA Owners Policy for the Retail Property (**"Retail Property Title Commitment"**), together with a pro forma of said Policy (**"Retail Property Pro Forma Title Policy"**).

5.3 Commitment dated January 7, 2009 (amended) from the Title Company for the issuance at Closing of an ALTA Leasehold Owners Policy for the Lease of the Ouli Wells (**"Ouli Wells Title Commitment"**), together with a pro forma of said Policy (**"Ouli Wells Pro Forma Title Policy"**).

[6] The following easements and agreements (collectively, **"Ouli Wells Agreements"**):

6.1 Restated Water Agreement dated April 1, 2003 between Hale Wailani Partners, LP and Seller, a short form of which, also dated April 1, 2003, was recorded in the Bureau on February 22, 2005 as Document No. 2005-035372 (**"HWP Agreement"**).

6.2 Grant of Easement from Mauna Kea Development Corp. in favor of Seller dated April 17, 2006 and recorded in the Bureau on April 18, 2006 as Document No. 2006-072169.

6.3 Utility and Holding Reservoir Easement Agreement dated December 17, 2003 from the Waikoloa Village Association in favor of Seller recorded in the Bureau on December 22, 2003 as Document No. 2003-281789.

6.4 Unrecorded Agreement dated September 26, 2006 between the Department of Water Supply, County of Hawaii and Seller (**"Ouli Water Development Agreement"**).

[7] Community Facilities District Finance Plan (**"CFD"**) approved by the Council of the County of Hawaii, State of Hawaii, on October 31, 2006 as part of its Resolution of Intention (Resolution No. 486 06).

[8] ALTA/ASCM Land Title Survey performed on August 25, 2005 by Ross K. Tanaka and prepared December 9, 2005 (**"Property Survey"**), to be revised to include current title information and certification to the Title Company and the Parties.

[9] Agreements dated February 1, 2006 and November 2, 2006 between Hawaii Electric Light Company (**"HELCO"**) and Seller.

[10] Certain Closing Documents:

10.1 Residential Property Deed (as defined in Paragraph 2.B below).

10.2 Ouli Wells Lease (as defined in Paragraph 2.D below).

10.3 Bill of Sale (as defined in Paragraphs 9.A(6) below).

10.4 Retail Property Deed (as defined in Paragraph 2.C below).

[11] Map of Additional Urban Land.

[12] List of Due Diligence Documents (**"DD Documents"**), to be supplemented as of Closing.

[13] Section 11-8, County of Hawaii Code.

[14] The following unrecorded agreements (**"Development Agreements"**):

14.1 Dated March 2006, between land planners Sidney Fuke and Aaron Chung and Seller, as or as it may be amended.

14.2 Dated November 15, 2006, between Goodfellow Bros. Inc., a civil contractor, and Seller.

14.3 Dated October 19, 2005, between Tom Nance, hydrologist, and Seller.

14.4 Dated January 17, 2007, between PBR Hawaii, architect, and Seller.

14.5 Dated December 7, 2006, between SSFM International and Seller.

14.6 Dated April 19, 2007, between Knowledge Based Consulting Group and Seller.

[15] JDA, a short form of which shall be recorded at each Closing.

[16] List of Personal Property (as defined in Paragraph 9.A(6)) to be assigned to Buyer.

[17] Articles of Organization/Operating Agreement for Venture.

[18] Map of Affordable Housing Parcel (Lot D-1-B thereon).

The execution of this Agreement by Buyer shall constitute Buyer's acknowledgement and agreement that it has received and has accepted and waived any and all objections to each of the foregoing Exhibits as of the Effective Date.

2. **CONVEYANCE.** Upon and subject to the terms and conditions of this Agreement, the Property shall be conveyed by Seller to Buyer when and as follows:

A. **Affordable Housing Parcel.** On the Affordable Housing Parcel Closing Date (as defined in Paragraph 8 below) and at Closing, a currently-unsubdivided portion of the Residential Property (**"Affordable Housing Parcel"**) denoted as "Lot D-1-B" identified on the map attached as Exhibit 18 and consisting of 61.387 acres. The Parties acknowledge and agree that Buyer, at Buyer's sole expense and on Seller's behalf and utilizing such instruments of authority from Seller as Buyer shall reasonably request, will, as soon as is reasonably practical after the Effective Date, obtain approval for the subdivision of the Affordable Housing Parcel from the Residential Property so as to constitute the Affordable Housing Parcel as a separate subdivided lot; provided, however, that, if and to the extent such subdivision approval requires the commitment by Seller to the Affordable Housing Parcel of potable water from the Ouli Wells, Seller shall do so, in such form as shall be reasonably required by the County of Hawaii, and upon and subject to all terms and conditions of this Agreement including but not limited to (a) the provisions of the Ouli Wells Agreements as applicable to such commitment including but not limited to the Ouli Water Development Agreement, (b) the "Urban Land Water Requirement" as defined and set forth in paragraph 3.2 of the JDA, and (c) the requirement that the development of the "Water System" as defined in paragraph 3.1 of the JDA shall be undertaken solely by Buyer and at Buyer's sole expense, all in accordance with the JDA and otherwise pursuant to this Agreement. If and when the Affordable Housing Parcel is conveyed to Buyer hereunder, such land shall be deemed to be included within the Property for purposes of this Agreement. The Affordable Housing Parcel shall be conveyed to Buyer by limited warranty deed (**"Affordable Housing Parcel Deed"**) in form and substance identical to the Residential Property Deed as defined below except with respect to the title and exceptions description:

- together with all right, title and interest of Seller in and to any buildings, structures or other improvements existing thereon, all surface mineral rights, all tenements, hereditaments and appurtenances, all land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the Affordable Housing Parcel, any easements, rights of way or passageways appurtenant to or benefiting the Affordable Housing Parcel,

❑ together further with all articles of personal property as of Closing owned by Seller and located on or used in connection with the Affordable Housing Parcel, including without limitation if and as applicable the personal property so owned and located and listed in said Exhibit 16, as well as all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Affordable Housing Parcel, and all project rights, permits, entitlements, certifications, authorizations, approvals, licenses, engineering and all reports, studies, assessments, records, plans and specifications, files and commitments and all contracts and agreements, including without limitation those listed in the Exhibits hereto, for or related to the development of the Affordable Housing Parcel, which personal property shall be conveyed to (and with respect to those contracts and agreement listed in Exhibit 14, respectively, shall be assumed by) Buyer at Closing, each by a Bill of Sale.

❑ subject to the JDA (ref. Exhibit 15), and

❑ subject to those liens and encumbrances with respect to the Affordable Housing Parcel as are set forth in an Affordable Housing Parcel title commitment current to such Closing (excluding any mortgages and related security interests) and such other liens and encumbrances as the Parties shall mutually agree upon (said permitted liens and encumbrances being herein sometimes referred to as the **"Affordable Housing Parcel Permitted Exceptions"**).

B. Residential Property. On the Residential Property Closing Date (as defined in Paragraph 8 below) and at Closing, the Residential Property, by limited warranty deed (**"Residential Property Deed"**— ref. Exhibit 10.1):

❑ together with all right, title and interest of Seller in and to any buildings, structures or other improvements existing thereon, all surface mineral rights, all tenements, hereditaments and appurtenances, all land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the Residential Property, any easements, rights of way or passageways appurtenant to or benefiting the Residential Property,

❑ together further with all articles of personal property as of Closing owned by Seller and located on or used in connection with the Residential Property, including without limitation if and as applicable the personal property so owned and located and listed in said Exhibit 16, as well as all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Residential Property, and all project rights, permits, entitlements, certifications, authorizations, approvals, licenses, engineering and all reports, studies, assessments, records, plans and specifications, files and commitments and

all contracts and agreements, including without limitation those listed in the Exhibits hereto, for or related to the development of the Residential Property, which personal property shall be conveyed to (and with respect to those contracts and agreement listed in Exhibit 14, respectively, shall be assumed by) Buyer at Closing, each by a Bill of Sale.

- subject to the JDA (ref. Exhibit 15), and

- subject to those liens and encumbrances with respect to the Residential Property as are set forth in the updated Residential Property Title Commitment (ref. Exhibit 5.1) (excluding any mortgages and related security interests with the exception of the D-1 Mortgage as defined below) and such other liens and encumbrances as the Parties shall mutually agree upon (said permitted liens and encumbrances being herein sometimes referred to as the **"Residential Property Permitted Exceptions"**);

Provided, however, that if, and only if, the Residential Property is conveyed by Seller to Buyer pursuant to this Agreement, then Buyer will, at Buyer's sole expense and on Seller's behalf, as soon as is reasonably practical after the Residential Property Closing Date in connection with any further subdivision requests and per the agreement of Seller and Buyer, further subdivide the Ag Land so as to constitute the Additional Urban Land either as separate subdivided lots and/or as consolidated with the Urban Land, whereupon Seller will convey such Additional Urban Land to Buyer for no further consideration as set forth in this Agreement. The **"Additional Urban Land"** shall refer to: (1) those portions of Lot A-1 currently included within the State Land Use Urban district as shown on the map attached as Exhibit 11; and (2) certain other portions of the Ag Land for a (a) school (no more than 32 acres), (b) wastewater reclamation facility (no more than 10 acres), (c) active park (no more than 10 acres) (as set forth in the Zoning Ordinance), (d) passive park (no more than 16 acres) (as set forth in the Zoning Ordinance), and (e) if and only if Buyer develops on the Urban Land a second eighteen-hole golf course, land (no more than 15 acres) for such purpose, all as, where and when specifically agreed by Seller and Buyer. On a date that is no later than thirty (30) days after the date upon which the Additional Urban Land is so subdivided or otherwise legally conveyable, Seller shall convey the Additional Urban Land to Buyer by limited warranty deed and upon and subject to substantially the same provisions and conditions as apply to the Residential Property and Retail Property as set forth in Paragraphs 2.B and 2.C above. If and when the Additional Urban Land is conveyed to Buyer hereunder, such land shall be deemed to be included within the Property for purposes of this Agreement. The obligations of Seller and Buyer under this section shall survive Closing.

C. Retail Property. On the Retail Property Closing Date (as defined in Paragraph 8 below) and at Closing, the Retail Property, by limited warranty deed (**"Retail Property Deed"**—ref. Exhibit 10.4):

- together with all right, title and interest of Seller in and to any buildings, structures or other improvements existing thereon, all surface mineral rights, all tenements, hereditaments and appurtenances, all land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the Retail Property, any

easements, rights of way or passageways appurtenant to or benefiting the Retail Property,

- together further with all articles of personal property as of Closing owned by Seller and located on or used in connection with the Retail Property, including without limitation if and as applicable the personal property so owned and located and listed in said Exhibit 16, as well as all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Retail Property, and all project rights, permits, entitlements, certifications, authorizations, approvals, licenses, engineering and all reports, studies, assessments, records, plans and specifications, files and commitments and all contracts and agreements, including without limitation those listed in the Exhibits hereto, for or related to the development of the Retail Property, which personal property shall be conveyed to (and with respect to those contracts and agreement listed in Exhibit 14, respectively, shall be assumed by) Buyer at Closing, each by a Bill of Sale.

- subject to the JDA,

- subject to those liens and encumbrances with respect to the Retail Property as are set forth in the updated Retail Property Title Commitment (ref. Exhibit 5.2) (excluding any mortgages and related security interests) and such other liens and encumbrances as the Parties shall mutually agree upon (said permitted liens and encumbrances being herein sometimes referred to as the **"Retail Property Permitted Exceptions")**.

D. Ouli Wells Leasehold. On the Ouli Wells Lease Closing Date (as defined in Paragraph 8 below), a leasehold interest in and to the Ouli Wells by lease (**"Ouli Wells Lease"**—ref. Exhibit 10.2):

- together with the Ouli Wells Agreements (ref. Exhibit 6),

- together further with all articles of personal property as of Closing owned by Seller and located on or used in connection with the Ouli Wells, including without limitation if and as applicable the personal property so owned and located and listed in said Exhibit 16, as well as all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Ouli Wells, and all project rights, permits, entitlements, certifications, authorizations, approvals, licenses, engineering and all reports, studies, assessments, records, plans and specifications, files and commitments and all contracts and agreements, including without limitation those listed in the Exhibits hereto, for or related to the development of the Ouli Wells, which personal property shall be conveyed to (and

with respect to those contracts and agreement listed in Exhibit 14, respectively, shall be assumed by) Buyer at Closing, each by a Bill of Sale.

- subject to the covenants, conditions, obligations, security interests, and restrictions as set forth in the Ouli Wells Agreements and the Ouli Wells Lease,

- subject to the JDA, and

- subject to the HWP Agreement (ref. Exhibit 6.1), those liens and encumbrances with respect to the Ouli Well and Ouli Water Agreements as are set forth in the updated Ouli Wells Title Commitment (ref. Exhibit 5.3) (excluding any mortgages and related security interests), any terms and conditions of any commitment made by Seller in connection with the subdivision of the Affordable Housing Parcel as set forth in Paragraph 2.A, and such other liens and encumbrances as the Parties shall mutually agree upon (said permitted liens and encumbrances being herein sometimes referred to herein as the **"Ouli Wells Permitted Exceptions"**).

3. PURCHASE PRICE; DEVELOPMENT EXPENSES.

A. Purchase Price. For the purchase set forth in Paragraph 2 above and in consideration of the other covenants and agreements of Seller otherwise set forth in this Agreement, Buyer shall pay Seller a purchase price of Forty Million Seven Hundred Thousand and No/100 Dollars ($40,700,000.00) (subject to (1) increase pursuant to subsection (3) and Paragraph 6 below and (2) reduction by Three Hundred Thousand and No/100 Dollars pursuant to subsection (6) below) (**"Purchase Price"**), together with Buyer's share of the Closing Costs (as defined in Paragraph 10 below), when and as follows and in the following amounts:

(1) On and as of the Effective Date, Fifty Thousand and No/100 Dollars ($50,000.00) as a nonrefundable contribution toward certain fees and costs incurred and to be incurred by Seller in the negotiation, preparation, execution and implementation of this Agreement (**"$50K Payment"**) (and in addition to a prior payment by Buyer to Seller of an identical nonrefundable amount for the same purpose), the payment in full of which $50K Payment by Buyer to Seller (and prior payment) is mutually acknowledged;

(2) On and as of the Effective Date, Five Hundred Thousand and No/100 Dollars ($500,000.00), the payment in full of which amount by Buyer to Seller is mutually acknowledged for payment by Seller to First Hawaiian Bank (**"FHB"**) in repayment of Seller's current loan from FHB secured by Seller's interest in a portion of the Property;

(3) On the Affordable Housing Parcel Closing Date, Five Million and No/100 Dollars ($5,000,000.00), subject to increase upon and pursuant to the conditions set forth in Paragraph 8 below, of which Four Million and No/100 Dollars ($4,000,000.00) shall be for payment by Seller to FHB for the purpose set forth in subsection (2) above (**"$4M Payment"**);

(4) On each of June 30, 2009 and September 30, 2009 (in the event that both of the Residential Property Closing Date and the Retail Property Closing Date have not yet occurred), Five Million and No/100 Dollars ($5,000,000.00) ("**Quarterly Payments**");

(5) On and as of the Residential Property Closing Date: (a) Fifteen Million Five Hundred Thousand and No/100 Dollars ($15,500,000.00) (provided, however, that the $4M Payment and any Quarterly Payments, and only such payments, to the extent paid in full on and as of the Residential Property Closing Date, may be credited against such payment); and (b) Two Million and No/100 Dollars ($2,000,000.00) as a nonrefundable deposit against the allocated portion of the Purchase Price for the Retail Property ("**Retail Deposit**") (provided, however, that the payment referenced in subsection (2) above and the balance of the payment referenced in subsection (3) above after allocation of the $4M payment pursuant to subpart (a) above, which two payments total One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), and only such payments, to the extent paid in full on and as of the Residential Property Closing Date, may be credited against the Retail Deposit);

(6) On and as of the Retail Property Closing Date, Twenty Five Million Two Hundred Thousand and No/100 Dollars ($25,200,000.00); provided, however, that, if the Retail Property Closing Date occurs on or before June 30, 2009, said amount will be reduced by Three Hundred Thousand and No/100 Dollars ($300,000.00) to Twenty Four Million Nine Hundred Thousand and No/100 Dollars ($24,900,000.00); provided further, however, that the $50K Payment and the amounts described in subsections (2) through (4) above (to the extent not previously credited against the Purchase Price for the Residential Property), and the Retail Deposit, if and to the extent paid to Seller in full, shall be credited against said amount.

(7) On each of the Affordable Housing Parcel Closing Date, Residential Property Closing Date and Retail Property Closing Date, Buyer's share of the Closing Costs, for disbursement to the appropriate third parties in accordance with the Closing Statement (as set forth in Paragraph 9.A(9) below).

B. <u>Payment.</u> All payments by Buyer of the Purchase Price shall be in the form of good and immediately available United States of America funds. The payments described in subparagraphs A.(1) through (4) above have been made or will be made directly by Buyer to Seller. The payments described in subparagraphs A.(5) through (7) above shall be made by Buyer to Hawaii Escrow & Title, Inc. (**"Escrow Agent")** in connection with the respective Closing Date; provided, however, that all such payments shall be made in full to Escrow Agent no later than three (3) days before such Closing Date.

C. <u>Development Expenses.</u> In addition to the Purchase Price, Buyer shall make the following payments at the following times and in the following ways, all in the form of good and immediately available United States of America funds, and all toward the purpose of compensating Seller for certain Property development and carrying costs until the Property is conveyed to Buyer and otherwise:

(1) On and as of the Effective Date, Buyer has paid Seller Five Hundred Seventy Thousand and No/100 Dollars ($570,000.00), the payment in full of which amount by Buyer to Seller is mutually acknowledged;

(2) On the last day of each calendar month, beginning with May 31, 2009 and continuing on every such day until the date of Closing on the last of the Property or termination of this Agreement, Buyer will pay Seller One Hundred Fourteen Thousand and No/100 Dollars ($114,000.00); provided, however, that if such date of Closing on the last of the Property or termination of this Agreement is on a day other than the last day of a calendar month, then Buyer will additionally pay Seller a prorated amount of such monthly payment for the period from the last day of the calendar month immediately preceding such day through such date of Closing on the last of the Property or termination of this Agreement.

D. **Nonrefundable Payments.** The $50K Payment (and additional payment referenced in Paragraph 3.A(1)) shall not be refundable to Buyer under any circumstance. All remaining payments as set forth above shall not be refundable by Seller to Buyer except in the sole event that Buyer is not in default under this Agreement and Seller refuses to convey the Property to Buyer as and when provided under this Agreement.

E. **Interest.** Interest, if any, on any amounts deposited with Escrow Agent hereunder shall accrue to the benefit of the depositor.

4. **TITLE INSURANCE.** The Parties have secured from the Title Company the title commitments referenced in Paragraph 1.A.[5] above, insuring, among other things, that upon Closing title will be vested in the name of Buyer, subject to the Urban Land and Ouli Wells Permitted Exceptions as applicable. Nothing in this Agreement shall prohibit Buyer, at its own cost and expense, from attempting to obtain such additional endorsements or the deletion of title exceptions, and Seller agrees to cooperate with Buyer in requesting such additional endorsements or the deletion of title exceptions; provided that in no case shall the failure of Buyer to obtain such additional endorsements or deletions prevent or delay Closing; provided further that Seller's representations and warranties as to the status of title and encumbrances on it shall be strictly limited to that stated in Paragraph 6.A.(1) below. The cost of the commitments and related title policies shall be borne by Buyer.

5. **SATISFACTION OF DUE DILIGENCE.** By executing this Agreement, Buyer declares, warrants and represents that, as of the Effective Date, Buyer is satisfied with the Property, including but not limited to the physical condition of the Property and its development viability, the DD Documents, the Title Commitments and Pro Forma Title Policies, subject to updates as set forth under Paragraph 1.A.[5] above, the Property Survey, and all exhibits to this Agreement, including without limitation the JDA and the Ouli Wells Lease, and intends unconditionally to proceed with Closing subject only to the conditions precedent as set forth in Paragraph 7 of this Agreement.

6. **REPRESENTATIONS AND WARRANTIES.**

A. Seller's Representations and Warranties. To induce Buyer to enter into this Agreement, Seller makes the following representations and warranties, all of which shall be true and correct as of the Effective Date and as of the applicable Closing Date except as expressly indicated below:

(1) Seller holds fee simple title to the Property and the Ouli Wells, has the good right to convey to Buyer fee simple title in the former and a leasehold interest in the latter, and has not placed, permitted or suffered any liens or other encumbrances on the Property from May 17, 1999 to the Closing Date except for the Permitted Exceptions and D-1 Mortgage (provided that Buyer must look to the Title Policies for all other title assurances).

(2) Seller is a limited liability company duly organized and validly existing under the laws of the State of Hawaii, and Seller has obtained all requisite company approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(3) Seller is not currently in possession of any written notice of any special tax assessments levied against or relating to the Property and has no actual knowledge that any such special assessments are proposed, except that the Property may be subject to roll-back taxes and special assessments as proposed pursuant to the CFD.

(4) On or after the applicable Closing Date, except as otherwise disclosed in the DD Documents, there will be no leases which will affect the Property other than the leases contemplated herein and in the JDA, and Seller will not have granted any party an option to purchase, right of first refusal, right of first offer, or any other rights to acquire any interest in the Property or any part thereof.

(5) Seller has no actual receipt of any written notice and has no actual knowledge of any violations of any law, ordinance, rule, order, regulation, code or requirement which are applicable to the Property or to any part thereof or which are applicable to the proposed use or manner of use, occupancy, possession or operation of the Property which have not heretofore been corrected.

(6) To the best of Seller's commercially reasonable knowledge, all DD Documents provided to Buyer are in all material aspects true, correct and complete copies, and Seller has not knowingly deleted, removed or withheld any material parts, portions, or information therefrom.

(7) Pending Closing hereunder, and except as otherwise provided herein including but not limited to Paragraph 12, Seller shall conduct its business involving the Property and its development in the manner as it did prior to the Effective Date.

Except as otherwise provided above, the above representations and warranties shall survive the applicable Closing and shall remain effective and enforceable for one (1) year after the applicable Closing Date.

B. Buyer's Agreements, Representations and Warranties. To induce Seller to enter into this Agreement, Buyer makes the following agreements, representations and warranties,

all of which shall be true and correct as of the Effective Date, and up to and including the applicable Closing Date:

(1) Buyer is a limited liability company duly organized and validly existing under the laws of the State of Nevada, and Buyer has obtained all requisite company approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(2) Buyer has, will have, or will have arranged for financing to provide by at least three business days prior to each Closing Date the applicable portion of the Purchase Price and all other sums due and owing by Buyer at Closing pursuant hereto in good and immediately available funds.

(3) Buyer has confirmed, and shall confirm as of each Closing Date by a separate writing, that, in consultation with such of its attorneys, land planners, and other professionals as it has deemed necessary or appropriate, it has made, its own examination, inspection and investigation of the condition of the Property (including, without limitation, all matters pertaining to environmental hazards, archeological matters, status of title and encumbrances thereon, all laws affecting the Property, its development and any construction thereon, all entitlements and permitting with respect thereto, engineering, provisions for utilities service, and all other conditions which may affect the development thereof and construction thereon, as it deems necessary or appropriate), and further that it has had full and complete access to the Property and to documentation regarding the Property in order to make such examination, inspection and investigation.

(4) Buyer accepts and agrees and confirms that Seller shall not be responsible or liable to Buyer for any conditions affecting the Property or its development or any construction thereon, as Buyer is purchasing the Property **AS-IS, WHERE-IS and WITH ALL FAULTS,** and not in reliance on any representations or warranties from Seller, except for those stated above in Paragraph 6.A above.

(5) **Purchase As-Is**. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT BUYER IS PURCHASING THE PROPERTY IN ITS "AS-IS, WHERE IS" CONDITION "WITH ALL FAULTS" AND DEFECTS AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. EXCEPT FOR THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, STRUCTURAL INTEGRITY, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE SUBJECT PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE

POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (H) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION OF THE PROPERTY; (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN SECTION 6.A OF THIS AGREEMENT, ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, CONSULTANT, COUNSEL, EMPLOYEE, SERVANT OR OTHER PERSON EXCEPT FOR THE EXPRESS REPRESENTATIONS SET FORTH IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS A SOPHISTICATED AND EXPERIENCED PURCHASER OF PROPERTIES SUCH AS THE PROPERTY AND HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT. EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN, SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PROPERTY.

The above agreements, representations and warranties shall survive any Closing and shall remain effective and enforceable after all Closing Dates.

7. <u>CONDITIONS PRECEDENT</u>.

A. Seller's obligation to close and consummate the transactions contemplated by this Agreement is subject to the condition precedent that the agreements, representations and warranties of Buyer contained herein shall be true and correct on each Closing Date and confirmed as of each Closing Date by a separate writing. Only Seller may waive such condition precedent. In the event that such condition precedent is not satisfied at Closing, Seller shall be entitled to exercise its rights and remedies as a non-defaulting party under Paragraph 18 below.

B. Buyer's obligation to close and consummate the transactions contemplated by this Agreement is subject to the condition precedent that the representations and warranties of Seller contained herein shall be true and correct on each Closing Date and confirmed as of the Closing Date by a separate writing. Only Buyer may waive such condition precedent. In the event that

such condition precedent is not satisfied at Closing, Buyer shall be entitled to exercise its rights and remedies as a non-defaulting party under Paragraph 18 below.

8. **CLOSING.** The Affordable Housing Parcel Closing shall occur on or before June 1, 2009 (**"Affordable Housing Parcel Closing Date"**); provided, however, that Buyer, on at least seven (7) days written notice to Seller prior to such date, may elect a one-time extension of the Affordable Housing Parcel Closing Date to a date certain which is no later than June 30, 2009 on the condition that the Purchase Price and the amount thereof payable on the extended Affordable Housing Parcel Closing Date shall be increased by Three Thousand and No/100 Dollars ($3,000.00) for each day after June 1, 2009 through and including the revised Affordable Housing Parcel Closing Date. The Residential Property Closing shall occur on or before September 30, 2009 (**"Residential Property Closing Date"**). The Retail Property Closing shall occur on or before October 31, 2009 (**"Retail Property Closing Date"**); provided, however, that in no event shall the Retail Property Closing Date occur before the Residential Property Closing. Buyer, in the event it is not then in default under this Agreement and pursuant to this Agreement, may designate an earlier Closing Date than the dates set forth above for any of the Affordable Housing Parcel, Residential Property or Retail Property on at least seven (7) days written notice to Seller. The Ouli Wells Lease Closing shall occur on the first to occur (if any) of the following dates: (a) the second to occur of the Affordable Housing Parcel Closing Date and the Residential Property Closing Date; (b) the provision by Buyer, as Seller's assignee, of the performance and payment bond referenced in paragraph 1.k of the Ouli Water Development Agreement, which bond shall name Seller as an additional obligee to the extent Seller may be so named; and (c) a separate payment by Buyer to Seller in the amount of Five Million and No/100 Dollars ($5,000,000.00), which payment shall not be deemed a portion of the Purchase Price nor in satisfaction of any other obligation of Buyer hereunder, but shall instead be in the nature of a fee for the early release of water by Seller to Buyer (**"Ouli Wells Closing Date"**). Each Closing shall be made through an escrow arrangement with the Escrow Agent coordinated by counsel for Seller and Buyer, including at a meeting (**"Pre-Closing Conference"**) to be held one (1) day prior to the Closing Date at 10:00 A.M. at the offices of the Escrow Agent unless otherwise agreed by Seller and Buyer or their counsel. Notice shall be given to Escrow Agent at least five (5) days in advance of the date established by the Parties for Closing. Each Closing shall be as of 8:01 A.M., Hawaii Standard Time on the Closing Date unless otherwise agreed by Seller and Buyer or their counsel.

9. **DELIVERIES.**

A. At or before the Pre-Closing Conference for each Closing Date, except as otherwise expressly provided, Seller and Buyer shall execute and deliver the following documents and/or undertake the following:

(1) All corporate or applicable partnership certifications, resolutions and approvals necessary to evidence both Seller's and Buyer's authority to enter into and consummate the transactions contemplated by this Agreement.

(2) A release and termination by the secured party of any mortgages or other monetary liens recorded against the Property to be conveyed (except, with respect to Lot D-1 of the Residential Property, a Mortgage, Security Agreement and Financing Statement by Seller in favor

of Carombola Management, LLC, a CNMI limited liability company, and UCC Financing Statement, both dated as of the Effective Date and recorded in the Bureau as Document Nos. 2009-________ and 2009- _______ (collectively, "**D-1 Mortgage**")), which documents shall be recorded at Closing.

(3) The Affordable Housing Parcel Deed, Residential Property Deed, Retail Property Deed and Ouli Wells Lease by Seller to Buyer, executed by the signatory parties thereto, all of which shall be recorded at Closing.

(4) The JDA executed by Seller and Buyer, a short form of which shall also be executed and recorded at Closing.

(5) An Amendment to the Amended and Restated Certificate and Consent (ref. Exhibit 2) executed by Buyer, whereby Buyer consents to and assumes the obligations stated in the Amended and Restated Certificate and Consent, which Amendment shall be recorded at Closing.

(6) A Bill of Sale from Seller to Buyer (**"Bill of Sale"**) quitclaiming the Property Personal Property (**"Personal Property"**) as appropriate.

(7) Separate confirmations of their respective agreements, representations and warranties from Seller and Buyer as stated in Paragraphs 6.A and 6.B, respectively.

(8) An Affidavit of Non-Foreign Status by Seller and the HARPTA form executed by Seller.

(9) A Closing Statement executed by Seller and Buyer.

(10) Such other documents as are reasonably necessary to close and consummate the transaction contemplated by this Agreement.

(11) All existing plans and specifications, including all third-party warranties and guaranties, relating to the development of the Property and the improvements located upon or planned for the Property, which are in Seller's possession or reasonably accessible to Seller, to be delivered to Buyer after Closing.

(12) Assignments and Assumptions of all Property Development Agreements and any other agreements to be assumed by Buyer at Closing.

(13) Certificates of Good Standing from the State of Hawaii for Seller and Buyer.

(14) By Buyer to Escrow Agent, all cash balances due hereunder and authorization for Escrow Agent's disbursement of the same in accordance with the Closing Statement.

(15) A short form of this Agreement, which short form shall be executed and recorded on the Property to be conveyed at Closing to the extent such short form has not been previously recorded thereon pursuant to Paragraph 9.B.

The documents to be recorded shall be recorded as of the Closing in the order indicated above.

B. On or before the Affordable Housing Parcel Closing Date, and if and only if Buyer has then paid in full (a) all amounts under Paragraph 3.A(2) and (3), (b) the first Quarterly Payment under Paragraph 3.A(4) if then due, and (c) all amounts payable to such date under Paragraph 3.C, and is otherwise then in full compliance with its obligations under this Agreement, Seller will deliver to Escrow Agent an executed short form of this Agreement, which short form shall be recorded on the Property.

10. **CLOSING COSTS.** Seller shall pay for the costs of preparing the deeds and bills of sale, and any fees related to the release of any mortgages required to be released from the Property at Closing. Buyer shall pay all of the cost of any and all conveyance tax imposed upon the transfer of the Property to Buyer, all of the cost of title insurance including all requested endorsements, commitments and policies, and all recording fees and escrow fees and costs. Each Party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein. The closing costs described herein are referred to herein collectively as the "**Closing Costs**."

11. **PRORATIONS.** Unless the Parties otherwise agree in connection with the negotiation of the closing documentation, all taxes and other operating expenses and revenue of the Property shall be prorated as of the Closing Date.

12. **PRE-CLOSING POSSESSION/DEVELOPMENT RESPONSIBILITY.** From and after the Effective Date and prior to any Closing, for so long as Buyer is not in default of its obligations under this Agreement, and upon and subject to the terms and conditions of this Agreement, Seller shall deliver to Buyer exclusive possession of the Urban Land. Buyer shall thereafter, pursuant to the terms and conditions of this Agreement and of all related undertakings and agreements of Seller, proceed to take all actions and do all things, and is so authorized by Seller, to develop the Urban Land in accordance with the D/O, Zoning Ordinance, Revised Master Plan and other applicable documents and requirements, all at Buyer's sole expense including the costs of all related consultants and studies retained and undertaken by Seller; provided, however, that Buyer agrees that it will not enter into any contract or other arrangement over $25,000.00 individually except with the prior written consent of Seller (which Seller covenants it shall not unreasonably withhold or delay its response to a request for consent, and further Seller covenants that if it should elect not to consent, then its shall state in detail and with specificity its reasons for not giving its consent, otherwise Seller shall be deemed to have given its consent); provided further, however, that during said period Buyer will continue to maintain and repair the Urban Land in at least the manner which Seller has previously maintained and repaired the Urban Land, will permit or commit no waste of the Urban Land, will pay and otherwise keep in effect Seller's existing policies of insurance covering the Property, and will pay all real property taxes and assessments on the Urban Land. For purposes of this subsection, Seller's failure to respond to a request for consent from Buyer within five (5) business days after receipt of said request shall automatically be deemed consent to said request. Seller further undertakes to cooperate with Buyer in good faith and to undertake any related action reasonably requested by Buyer; provided, however, that Seller does not undertake any responsibility for initiating any related action or incurring any related expense. Seller will keep Buyer informed of any relevant information or

communication received by Seller through the last Closing. Buyer will provide Seller, on or before the first day of each calendar month commencing with March 1, 2009 and through the last Closing, with a monthly status report of all of Buyer's actions and expenses pursuant to this paragraph. In fulfilling Buyer's undertakings under this paragraph, the applicable provisions of the JDA shall apply to Buyer as if it were executed between the Parties. Seller similarly agrees that, during the period of Buyer's exclusive possession of the Urban Land hereunder, Seller will not enter into any contract or other arrangement over $25,000.00 individually with respect to the Urban Land except with the prior written consent of Buyer (which Buyer covenants it shall not unreasonably withhold or delay its response to a request for consent, and that Buyer's failure to respond to a request for consent from Seller within five (5) business days after receipt of said request shall automatically be deemed consent to said request, and further Buyer covenants that if it should elect not to consent, then its shall state in detail and with specificity its reasons for not giving its consent, otherwise Buyer shall be deemed to have given its consent).

13. **EMINENT DOMAIN.** For purposes of this Agreement, a **"minor condemnation"** shall be any taking or condemnation by any body having the power of condemnation or eminent domain which causes damages of less than Five Hundred Thousand and No/100 Dollars ($500,000.00) to the Property and that does not affect access from the highway adjacent to the Property. Any other taking or condemnation shall be a "major condemnation". If prior to any Closing the applicable Property is subjected to a major or minor condemnation of which Seller becomes aware, Seller shall give Buyer prompt written notice thereof. If such condemnation is a minor condemnation, this Agreement shall remain in full force and effect and the transaction contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and at Closing, Seller shall assign, transfer and set over to Buyer as the case may be all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking If such condemnation is a major condemnation, the real property subject to the major condemnation shall be considered a defective parcel and Buyer shall have the right to terminate this Agreement, the Retail Deposit shall be returned to Buyer, and the Parties will be released from any further liability hereunder, except as otherwise expressly provided herein.

14. **HART-SCOTT-RODINO.** Seller and Buyer acknowledge that to the best of each of their understanding this statute does not apply because the Property falls under an exception to the obligation to file; provided, however, that if it is determined to be applicable in the future, Buyer shall make the appropriate filings on an expedited basis and all costs and expenses of compliance with the statute shall be borne by Buyer.

15. **NOTICES.** All notices and other communications under this Agreement shall be in writing and shall be effectively given only if sent by nationally recognized overnight courier service, postage prepaid, return receipt requested, addressed as follows:

To Seller:	Bridge Aina Le'a, LLC 2500 Kalakaua, #2404 Honolulu, Hawaii 96815 Fax No.: (808) 926-9767 Attention: Jim Baldwin and Hoolae Paoa
with a copy to:	Bays Deaver Lung Rose & Holma 16th Floor Alii Place 1099 Alakea Street Honolulu, Hawaii 96813 Fax No.: (808) 533-4184 Attention: Edward E. Case
and a copy to:	John Baldwin or Richard Pipes Bridge Capital, LLC Marina Heights II Building Saipan, MP 96950 Fax No.: (670) 322-2323
And by email to:	John Baldwin at jkb@bccnmi.com Richard Pipes at rp@bccnmi.com
To Buyer:	Relco Corp. 3231 La Mancha Henderson, NV 89041 Fax No.: (702) 454-0652 Attn.: Robert Wessels E-mail: rwess43@aol.com
and a copy to:	Law Offices of Richard P. Bernstein 650 Howe Ave., Suite 730 Sacramento, CA 95825 Fax No.: (916) 921-7712 Attention: Richard Bernstein E-mail: rbernstein@rpblegal.com
and a copy to:	Rubin & Bailin, LLP 501 Madison Avenue, 14th Floor New York City, NY 10022 Fax No.: (212) 826-9307 Attention: Marc L. Bailin

or such other address as the Party to be notified shall have designated to the other Parties hereby by notice delivered in accordance herewith. All such notices shall be deemed given on the business day next following the day such notice is accepted for delivery by the overnight courier service.

16. **ASSIGNMENT OF NAME.** At the first Closing, Seller shall assign to Buyer, without limitation, all of its right, title and interest in the trade name "The Villages at Aina Le'a" registered with the State of Hawaii.

17. **ASSIGNMENT.** Neither Party may assign its rights and interests under this Agreement to any party other than a designated affiliate approved by the other Party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Buyer shall be entitled to assign its rights and interests under this Agreement to the Venture from and after the Effective Date, which Venture shall thereafter operate under this Agreement in accordance with its documents of organization and operation, copies of which are attached as Exhibit 17; provided, however, that it shall be a condition precedent to any Closing that Buyer's interests hereunder shall have been assigned to the Venture. In no event shall Buyer be released from any obligations under this Agreement, the JDA, the Ouli Lease or any other agreement to which Seller is a party or a beneficiary as a result of such designation, and Buyer shall remain as a guarantor of all responsibilities, obligations and liabilities of such designated affiliate under the same.

18. **DEFAULT BY SELLER OR BUYER.** If, under the provisions of this Agreement, Seller shall be obligated to complete any conveyance transaction but fails to do so within the applicable period provided for any Closing, or shall otherwise fail to perform any of the other obligations of Seller hereunder within the required time period, Buyer shall have the option, as its sole and exclusive remedy for such default, and provided that Buyer is not then in default and that Seller's default was not caused in whole or in part by Buyer: (a) to terminate this Agreement; or (b) to sue for specific performance. If, under the provisions of this Agreement, Buyer shall be obligated to complete any conveyance transaction but fails to do so within the applicable period provided for Closing, or shall otherwise fail to perform any of the other obligations of Buyer hereunder within the required time period and such applicable cure periods have expired, Seller shall have the right, as its sole and exclusive remedy for such default, to terminate this Agreement, retaining any deposits including the Retail Deposit and other payments made hereunder to the date of such default.

19. **WAIVER; REMEDIES CUMULATIVE.** The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

20. **ADVISOR'S/BROKER'S COMMISSION.** Seller and Buyer each warrant that there are no real estate advisors, brokers or finders of any type involved in this transaction. Seller shall indemnify and hold harmless Buyer from any claim from any party claiming to have acted as a broker, advisor or finder on behalf of Seller. Buyer shall indemnify and hold harmless Seller from any claim from any party claiming to have acted as a broker, advisor or finder on behalf of Buyer. This provision shall survive Closing.

21. **SURVIVAL OF AGREEMENT.** The terms and conditions of this Agreement which expressly so state shall survive any Closing hereunder.

22. **TIME IS OF THE ESSENCE.** Seller and Buyer acknowledge that time is of the essence of this Agreement and of every agreement entered into pursuant hereto. This provision shall survive any Closing.

23. **MODIFICATIONS.** The Parties acknowledge that this Agreement is the entire agreement between the Parties with respect to the subject matter hereof and that this Agreement cannot be modified without a written agreement executed by both Parties.

24. **ATTORNEYS' FEES.** In the event of any litigation between the Parties arising out of this Agreement, or the collection of any funds due Buyer or Seller pursuant to this Agreement, the prevailing Party shall be entitled to recover all costs incurred and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks whether in pretrial, trial, appeal, bankruptcy, collection or declaratory proceedings. This provision shall survive Closing.

25 **CONSTRUCTION.** This Agreement has been negotiated between the Parties, each of whom has been represented by counsel. Accordingly, this Agreement shall not be construed against either Party as the drafter of the Agreement in the event of any litigation with respect to it.

26. **AGREEMENT CONSTITUTES ESCROW INSTRUCTIONS.** A signed copy of this Agreement shall be deposited with Escrow Agent and Escrow Agent will be authorized and instructed to act in accordance with the provisions of this Agreement, which shall constitute escrow instructions. The Parties shall each execute and deliver to Escrow Agent such other instructions, instrument and funds as are necessary to close escrow and consummate this transaction in accordance with the terms hereof. By signing below, Escrow Agent agrees to accept this Agreement as joint escrow instructions of the Parties and to proceed in accordance with the terms and conditions set forth herein unless otherwise directed by a writing signed by all Parties. This provision shall survive Closing.

27. **CHOICE OF LAW.** This Agreement is made and entered into in the State of Hawaii, without regard to any conflict of laws provisions, and shall in all respects be interpreted, enforced and governed under the laws of the State of Hawaii. This provision shall survive Closing.

28. **WAIVER OF JURY TRIAL.** Seller and Buyer knowingly, voluntarily and intentionally waive any right to trial by jury in respect to any litigation arising out of, under or in connection with this Agreement or the transaction described herein. This provision shall survive Closing.

29. **COUNTERPART EXECUTION.** This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

30. **FACSIMILE.** A facsimile of this Agreement or any portion hereof, including the signature page of any party, shall be deemed an original for all purposes.

31. **1031 EXCHANGES AND FUTURE TAX PLANNING.** Buyer agrees that Seller may elect to complete this transaction as a 1031 exchange, or some other reasonable tax structure, and Buyer agrees to reasonably cooperate with Seller in completing such exchange provided that there is no additional cost, liability or expense to Buyer as a result of such transaction.

32. **SEVERABILITY.** If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

33. **COOPERATION; FURTHER ASSURANCES.** Each of Seller and Buyer, from time to time, upon request of the other Party and without further consideration, shall at their own expense, execute and deliver such documents and take such further actions as such other Party may reasonably request in order to more effectively consummate the transactions described in this Agreement. This provision shall survive Closing.

34. **TIME PERIODS.** If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday of the State of Hawaii or federal government, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence of this Agreement with respect to all dates set forth herein including the scheduled Closing Dates subject to any provisions herein for extension thereof. Unless otherwise specifically stated, as used herein "**days**" shall mean calendar days.

35. **COMMISSION NOTIFICATION.** As soon as practical after any Closing, Seller shall notify the Commission of the transfer of the applicable Property to Buyer.

IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands effective the Effective Date.

BRIDGE AINA LE`A, LLC

By:________________________
Name:____________________
Its:______________________

"Seller"

RELCO CORP.

By:________________________
Name:____________________
Its:______________________

"Relco"

DW AINA LE'A DEVELOPMENT, LLC

By:________________________
Name:____________________
Its:______________________

"Buyer"

JOINDER BY ESCROW AGENT

Hawaii Escrow & Title Inc., referred to in this Agreement as the **"Escrow Agent,"** hereby acknowledges that it received this Agreement executed by Seller and Buyer effective February 9, 2009, and accepts the obligations of the Escrow Agent as set forth herein. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

Hawaii Escrow & Title, Inc.

By:________________________
Print Name:__________________
Title:_______________________

BRIDGE AINA LE`A, LLC/RELCO CORP./
DW AINA LE`A DEVELOPMENT, LLC
Amended and Restated Purchase & Sale Agreement
(February 9, 2009)

Exhibit List – Part 1

No.	Exhibit Description	DD Doc.
1	File Plan 1919 Amendment, subject to revision to correct reference to Royal Patent Number	184
2	Amended and Restated Certificate and Consent	191
3	Zoning Ordinance, subject to explanation, if any	68 138
4	Revised Master Plan	72
5.1	Commitment dated January 7, 2009 (amended) from Stewart Title Guaranty Company (**"Title Company"**) for the issuance at Closing of an ALTA Owners Policy for the Residential Property (**"Residential Property Title Commitment"**), together with a pro forma of said Policy (**"Residential Property Pro Forma Title Policy"**)	1365
5.2	Commitment dated January 7, 2009 (amended) from the Title Company for the issuance at Closing of an ALTA Owners Policy for the Retail Property (**"Retail Property Title Commitment"**), together with a pro forma of said Policy (**"Retail Property Pro Forma Title Policy"**)	1360
5.3	Commitment dated January 7, 2009 (amended) from the Title Company for the issuance at Closing of an ALTA Leasehold Owners Policy for the Lease of the Ouli Wells (**"Ouli Wells Title Commitment"**), together with a pro forma of said Policy (**"Ouli Wells Pro Forma Title Policy"**)	
6.1	Restated Water Agreement dated April 1, 2003 between Hale Wailani Partners, LP and Seller, a short form of which, also dated April 1, 2003, was recorded in the Bureau on February 22, 2005, as Document No. 2005-035372	192

6.2	Grant of Easement from Mauna Kea Development Corp. in favor of Seller dated April 17, 2006 and recorded in the Bureau on April 18, 2006 as Document No. 2006-072169	189
6.3	Utility and Holding Reservoir Easement Agreement dated December 17, 2003, from the Waikoloa Village Association in favor of Seller recorded in the Bureau on December 22, 2003 as Document No. 2003-281789	3
6.4	Unrecorded Agreement dated September 26, 2006 between the Department of Water Supply, County of Hawaii and Seller	263
7	Community Facilities District Finance Plan approved by the Council of the County of Hawaii, State of Hawaii on October 31, 2006 (Resolution No. 486 06)	267
8	ALTA/ASCM Land Title Survey performed on August 25, 2005 by Ross K. Tanaka and prepared December 9, 2005, to be revised to include current title information and certification to the Title Company and the Parties	162
9	Agreements dated February 1, 2006 and November 2, 2006 between Hawaii Electric Light Company and Seller	183 268
10.1	Limited Warranty Deed (Residential)	
10.2	Ouli Wells Lease	
10.3	Bill of Sale	
10.4	Limited Warranty Deed (Retail)	

Cont'd in Binder 2